Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

MDB Capital Holdings, LLC

Addison, Texas

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 5 to the Registration Statement of our report dated March 23, 2023, relating to the consolidated financial statements of MDB Capital Holdings, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A.

BDO USA, P.A.

Dallas, Texas

July 6, 2023